EXHIBIT 99.2

WidePoint Reports First Quarter 2026 Financial Results

Fairfax, VA – May 14, 2026 – WidePoint Corporation (NYSE American: WYY), a leading provider of Secure Mobile Management Solutions, reported results for the first quarter ended March 31, 2026.

First Quarter 2026 and Recent Operational Highlights:

•	35th consecutive quarter of positive Adjusted EBITDA
•	10th consecutive quarter of positive Free Cash Flow
•	Achieved positive EPS for Q1 2026
•	Granted authorized exclusive access to one of the Leading National Bottler’s procurement and inventory systems
•	Awarded $1.5 million in total contract value in Q1 2026 under its IT Managed Services division

First Quarter 2026 Financial Highlights:

•	Revenues were $40.6 million, an increase of $7.1 million from the same quarter last year
•	Gross margin was 14%, and gross margin excluding carrier services revenue was 34%
•	Net income improved to $77,000 or $0.01 per share, compared to a net loss of $(724,000) or a loss of $(0.08) per share in the same quarter last year
•	Adjusted EBITDA[1] was $752,000, a 714% increase from the same quarter last year and a 64% increase from Q4 2025
•	Free cash flow[1] was $674,000, a 941% increase from the same quarter last year and a 102% increase from Q4 2025
•	As of March 31, 2026, unrestricted cash was $10.9 million with no bank debt
•	As of March 31, 2026, Federal contract backlog was approximately $218 million

1 Free cash flow and Adjusted EBITDA are non-GAAP financial measures. See below for the definition of such measures and a reconciliation to GAAP.

Management Commentary

WidePoint CEO Jin Kang commented: “Despite the record-long DHS shutdown, we were able to navigate the prolonged period of uncertainty with minimal impact. We continued to experience year-over-year revenue growth and along with our cost management efforts, we have yielded an EPS positive quarter. While billable services fees were slightly impacted in the quarter due to the shutdown, we expect these results to normalize in the second half of 2026 and foresee minimal impact to our overall top-line results for Q2.

“We are pleased to see the shutdown and extended period of uncertainty at DHS nearing full resolution. The majority of DHS agencies have now received funding, and budget momentum for ICE and CBP is also progressing, which we view as a meaningful tailwind ahead of the anticipated CWMS 3.0 award announcement. Recently, we received a contract modification that extended the ordering period under the CWMS 2.0 to June 24, 2026. We are particularly encouraged that the extension was for a one-month period, which leads us to believe that there will be a material update provided by DHS by the new contract end date. Our competitive positioning remains unchanged, and we are prepared to adapt to either a formal CMWS 3.0 award or an additional extension period under the 2.0 contract.

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“Under our carrier SaaS contract, we continue to advance through the implementation phase and functionality testing. Given that the carrier’s existing platform is expected to become nonviable by the end of the second quarter, the absence of WidePoint’s ITMS platform would leave the carrier without a FedRAMP Authorized system. We believe this is a clear indicator that the functionality testing will be finished within this timeframe, and as a result, we expect to commence platform service delivery and begin to ramp up revenue recognition by the second half of 2026, consistent with prior guidance.

“CWMS 3.0 and the carrier SaaS contract represent two of the most significant drivers of our growth trajectory in 2026. The increasing momentum and urgency behind both opportunities reinforce our confidence in maintaining our current expected trajectory. We will continue to monitor developments at DHS and look forward to the anticipated announcement.”

First Quarter 2026 Financial Summary

Conference Call

WidePoint’s management will host the conference call today (May 14, 2026) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

U.S. dial-in number: 888-506-0062

International number: 973-528-0011

Access Code: 321002

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at (949) 574-3860.

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The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through Thursday, May 28, 2026.

Toll-free replay number: 877-481-4010

International replay number: 919-882-2331

Replay ID: 53882

About WidePoint

WidePoint Corporation (NYSE American: WYY) is a leading technology Managed Solution Provider (MSP) dedicated to securing and protecting the mobile workforce and enterprise landscape. WidePoint is recognized for pioneering technology solutions that include Identity & Access Management (IAM), Mobility Managed Services (MMS), Telecom Management, Information Technology as a Service, Cloud Security, and Analytics & Billing as a Service (ABaaS). To learn more, visit https://www.widepoint.com.

Non-GAAP Financial Measures

WidePoint uses a variety of operational and financial metrics, including non-GAAP financial measures such as EBITDA, Adjusted EBITDA, and Free cashflow, to enable it to analyze its performance and financial condition. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. A reconciliation of GAAP Net income to EBITDA and Adjusted EBITDA and Free cash flow is provided below:

WidePoint uses EBITDA, Adjusted EBITDA and Free cashflow as supplemental non-GAAP measures of performance. WidePoint defines EBITDA as net income excluding (i) interest expense, (ii) provision for or benefit from income taxes, (iii) depreciation and amortization, and (iv) Impairment charges. Adjusted EBITDA excludes certain amounts included in EBITDA such as stock-based compensation expense. WidePoint defined Free cashflow as Adjusted EBITDA less capital expenditures. Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses should enhance stockholders' ability to evaluate the Company’s performance, as such measures provide additional insights into the factors and trends affecting its business. Therefore, the Company excludes these items from its GAAP financial measures to calculate these unaudited non-GAAP measures. These unaudited non-GAAP measures may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for GAAP.

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Safe Harbor Statement

This press release contains forward-looking statements concerning our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition that are subject to risks and uncertainties. All statements other than statements of historical fact included herein are forward-looking statements. You can identify these statements by words such as "aim," "anticipate," "assume," "believe," "could," "due," "estimate," "expect," "goal," "intend," "may," "objective," "plan," "potential," "positioned," "predict," "should," "target," "will," "would" and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management's beliefs and assumptions. These statements are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, the impact of supply chain issues; our ability to successfully execute our strategy; our ability to sustain profitability and positive cash flows; our ability to access sufficient financing on acceptable terms given the tightening credit markets due to the current banking environment; our ability to gain market acceptance for our products; our ability to win new contracts, execute contract extensions and expand scope of services on existing contracts; our ability to compete with companies that have greater resources than us; our ability to penetrate the commercial sector to expand our business; our ability to identify potential acquisition targets and close such acquisitions; our ability to successfully integrate acquired businesses with our existing operations; our ability to maintain a sufficient level of inventory necessary to meet our customers demand due to supply shortage and pricing; our ability to retain key personnel; our ability to mitigate the impact of increases in interest rates; the impact of increasingly volatile public equity markets on our market capitalization; the impact and outcome of negotiations around the Federal debt ceiling; our ability to mitigate the impact of inflation; and the risk factors set forth in our Form 10-Q for the quarter ended September 30, 2025 filed with the SEC on November 13, 2025.

The forward-looking statements included herein are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

WidePoint Investor Relations:

Gateway Group, Inc.

Matt Glover or John Yi

949-574-3860

WWW@gateway-grp.com

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WIDEPOINT CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

MARCH 31, 2026	DECEMBER 31, 2025
	(Unaudited)	
ASSETS		
CURRENT ASSETS		
Cash and cash equivalents	$ 10,927,910	$ 9,818,503
Restricted cash	354,678	2,647,990
Accounts receivable, net of allowance for credit losses of $49,598 and $57,454, respectively	19,194,132	15,002,571
Unbilled accounts receivable	37,711,894	33,548,228
Other current assets	4,688,348	5,196,613
Total current assets	72,876,962	66,213,905
NONCURRENT ASSETS		
Property and equipment, net	468,644	480,082
Lease right of use asset	3,695,969	3,904,479
Intangible assets, net	3,073,788	3,352,296
Goodwill	5,811,578	5,811,578
Deferred tax assets, net	2,312	1,123
Other long-term assets	48,822	48,822
Total assets	$ 85,978,075	$ 79,812,285
LIABILITIES AND STOCKHOLDERS' EQUITY		
CURRENT LIABILITIES		
Accounts payable	$ 29,625,712	$ 25,891,150
Accrued expenses	34,974,561	31,159,173
Current portion of deferred revenue	4,726,949	6,114,402
Current portion of lease liabilities	704,394	751,233
Total current liabilities	70,031,616	63,915,958
NONCURRENT LIABILITIES		
Lease liabilities, net of current portion	3,766,448	3,930,495
Deferred revenue, net of current portion	429,825	435,151
Total liabilities	74,227,889	68,281,604
Commitments and contingencies (Note 16)	-	-
STOCKHOLDERS' EQUITY		
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 2,045,714 shares issued and none outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 9,872,662 and 9,892,565 shares issued and outstanding, respectively	9,874	9,894
Additional paid-in capital	103,875,748	103,733,790
Accumulated other comprehensive loss	(379,058)	(379,665)
Accumulated deficit	(91,756,378)	(91,833,338)
Total stockholders' equity	11,750,186	11,530,681
Total liabilities and stockholders' equity	$ 85,978,075	$ 79,812,285

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WIDEPOINT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

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WIDEPOINT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED MARCH 31,	
	2026	2025
	(Unaudited)	
CASH FLOWS FROM OPERATING ACTIVITIES		
Net income (loss)	$ 76,960	$ (724,063)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:		
Deferred income tax benefit	(5,000)	(36,400)
Depreciation expense	233,931	229,330
Provision for credit losses	7,823	6,776
Amortization of intangibles	278,509	480,552
Share-based compensation expense	248,817	198,859
Non-cash lease expense	61,766	46,444
Loss (gain) on disposal of fixed assets	(49,043)	-
Changes in assets and liabilities:		
Accounts receivable and unbilled receivables	(8,374,552)	(1,990,901)
Inventories	259,115	(240,208)
Other current assets	246,757	(1,190,283)
Other assets	-	53,717
Accounts payable and accrued expenses	7,527,183	(1,072,599)
Income tax payable	7,444	9,543
Deferred revenue and other liabilities	(1,382,923)	1,044,877
Other liabilities	(59,274)	(43,235)
Net cash used in operating activities	(922,487)	(3,227,591)
CASH FLOWS FROM INVESTING ACTIVITIES		
Purchases of property and equipment	(77,832)	(27,632)
Proceeds from disposal of property and equipment	49,043	-
Net cash provided by (used in) investing activities	20,255	(27,632)
CASH FLOWS FROM FINANCING ACTIVITIES		
Advances on bank line of credit	-	2,800,000
Repayments of bank line of credit advances	-	(2,800,000)
Principal repayments under finance lease obligations	(131,595)	(119,766)
Withholding taxes paid on behalf of employees on net settled restricted stock awards	(106,879)	(115,211)
Net cash used in financing activities	(238,474)	(234,977)
Net effect of exchange rate on cash	(43,199)	(27,553)
NET DECREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(1,183,905)	(3,517,753)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, beginning of period	12,466,493	7,817,395
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, end of period	$ 11,282,588	$ 4,299,642
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH CONSISTED OF THE FOLLOWING:		
Cash and cash equivalents	$ 10,927,910	$ 3,703,169
Restricted cash	354,678	596,473
	$ 11,282,588	$ 4,299,642

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